UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ESS Tech, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

26440 SW Parkway Ave, Bldg. 83
Wilsonville, Oregon 97070
(855) 423-9920

SUPPLEMENT TO PROXY STATEMENT FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of ESS Tech, Inc. (the “Company”), after being convened on October 6, 2025 at 8:00 a.m. Pacific Time, was adjourned without any business being conducted due to lack of the required quorum and will reconvene at 8:00 a.m. Pacific Time on October 13, 2025 to provide its stockholders additional time to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission on September 22, 2025.

Proxies previously submitted in respect of the Annual Meeting will be voted at the reconvened Annual Meeting unless properly revoked, and stockholders who have previously submitted a proxy or otherwise voted need not take any action.

Stockholders of record may vote their shares via the Internet at www.proxyvote.com, by toll-free telephone at 1-800-690-6903, by completing, signing and mailing their proxy card or by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/GWH2025. Street name stockholders may vote their shares by following the voting instructions received from their broker, bank or other nominee. Further information on how to vote and on the proposals being voted on may be found in the company’s definitive proxy statement filed with the Securities and Exchange Commission on September 22, 2025 and available at: https://www.sec.gov/Archives/edgar/data/1819438/000181943825000041/ess-def14a2025definitivepra.htm

No changes have been made to the proposals to be voted on by stockholders at the Annual Meeting.

Important Information

ESS has filed with the Securities and Exchange Commission and mailed to its stockholders a proxy statement in connection with the Annual Meeting and advises its stockholders to read the proxy statement and any and all supplements and amendments thereto because they contain important information. Stockholders may obtain a free copy of the proxy statement and other documents filed by ESS with the Securities and Exchange Commission at www.sec.gov. The proxy statement and these other documents may also be obtained upon request at ESS Tech, Inc., Attention: Investor Relations, 26440 SW Parkway Ave, Bldg. 83, Wilsonville, Oregon 97070, Tel: (855) 423-9920.